Exhibit 99.4

Lockheed Martin Corporation

6801 Rockledge Drive, Bethesda, MD 20817

Telephone 301-897-6000

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING

SECURITIES THAT HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933

[Date]

«Name»

«Street»

«City», «State» «Zip»

Re:	Lockheed Martin Corporation 2003 Incentive Performance Award

Plan: Long-Term Incentive Performance Award (2006-2008 Performance Period)

Dear «Call_By_Name»:

On behalf of the Stock Option Subcommittee (the “Subcommittee”) of the Board of Directors of Lockheed Martin Corporation, I am pleased to announce that you have been granted a Long-Term Incentive Performance Award under the Corporation’s 2003 Incentive Performance Award Plan (the “Plan”). The purpose of this letter is to serve as the Award Agreement under such Plan and to set forth your Target Award as well as the terms and conditions to the payment of your Target Award. Additional terms and conditions are set forth in the Plan and in the Prospectus relating to the Plan of which the Plan document and this Award Agreement are a part. The Prospectus is available at http://www.etrade.com/stockplans. You should retain the Prospectus and the attached copy of the Plan in your records.

PLEASE NOTE THAT, FOR THIS AWARD TO BE EFFECTIVE, YOU MUST PROMPTLY SIGN AND RETURN A COPY OF THIS AWARD AGREEMENT.

Capitalized terms used in this letter which have a special meaning either shall be defined in this letter or if not defined in this letter, have the meaning ascribed to the term in the Plan. The term “Target Award” as used in this Award Agreement refers only to the Target Award awarded to you under this Award Agreement and the term “Award” refers only to the Long Term Incentive Performance Award set forth in this Award Agreement. References to the “Corporation” include Lockheed Martin Corporation and its subsidiaries. Appendix A contains an index of all capitalized terms used in this Agreement.

Section 1. Target Award. Performance Period.

1.1 Target Award. Your Target Award for the Performance Period under this Award Agreement shall be [Target].

1.2 Performance Period. The Performance Period under this Award Agreement is a three-year performance period that runs from January 1, 2006, until December 31, 2008.

1.3 Payment of Award. The amount payable to you under your Award is dependent upon the Corporation’s performance as compared to the internal and external metrics described in this Award Agreement and your continued employment with the Corporation in accordance with Section 5 of this Agreement. As a result of these requirements, any payments you receive may be larger or smaller than your Target Award (e.g., the performance factors could result in no payment in respect of your Award).

Section 2. Calculation of Award Payments.

2.1 End of Performance Period Calculation. Following the end of the Performance Period and prior to any payments being made,

(a) The Subcommittee will calculate the External Performance Factor based on the Corporation’s performance during the Performance Period relative to the performance of other corporations which compose the Standard & Poor’s Industrials Index reported under symbol S5INDU by Bloomberg, L.P. One-half of your Target Award will be multiplied by the External Performance Factor, with the resulting dollar amount to be known as the External Performance Amount.

(b) The Subcommittee will also calculate the Internal Performance Factor based on the Corporation’s performance during the Performance Period as measured by the (i) change in the Corporation’s ROIC and (ii) cumulative Cash Flow as compared to the projected cumulative Cash Flow in the 2006 Long Range Plan as presented at the February 2006 Board meeting. One-half of your Target Award will be multiplied by the Internal Performance Factor, with the resulting dollar amount to be known as the Internal Performance Amount.

(c) Your External Performance Amount and your Internal Performance Amount will then be added together, with the sum of those two numbers known as your “Potential Award”. Assuming you satisfy the continued employment requirements set forth in Section 5 of this Award Agreement, one-half of your Potential Award (the “Immediate Portion”) will be paid to you (or deferred to a later payment date specified at your election subject to the rules on deferrals set forth below) as soon as practicable after the Subcommittee completes its calculations in 2009.

2.2 Two Year Deferral Period. The remaining one-half of your Potential Award (the “Deferred Portion”) will be deferred and paid as soon as practicable in January 2011.

(a) Between December 31, 2008, and December 31, 2010, the Deferred Portion will be treated as though it was invested by the Corporation on December 31, 2008, in the Corporation’s common stock and will be adjusted to reflect dividends, gains, and losses to reflect the performance of the Corporation’s common stock, as further specified in Section 5.2(c)(2).

(b) Assuming you satisfy the continued employment requirements set forth in Section 5.2(c) of this Award Agreement, the Deferred Portion (as adjusted) will be paid to you as soon as practicable in January 2011 (or deferred to a later payment date specified at your election subject to the rules on deferrals set forth below).

You must (except as specified in Section 5) remain employed by the Corporation through December 31, 2008, to receive a payment of any portion of your Award and through December 31, 2010, to receive payment of the Deferred Portion.

Section 3. External Performance Factor.

3.1. External Performance Factor – Peer Performance Group. The External Performance Factor will be based upon the Corporation’s relative ranking of its Total Stockholder Return (as defined in the Plan and assuming the reinvestment of any cash dividends) for the Performance Period to the Total Stockholder Return for such Period for the corporations which compose the Standard & Poor’s Industrials Index as reported under symbol S5INDU by Bloomberg, L.P. (“Peer Performance Group”) at the beginning of the Performance Period. The Corporation shall be included as a member of the Peer Performance Group. The Corporation’s Total Stockholder Return will be based on the performance of its common stock, par value $1.00. The Total Stockholder Return of each corporation that is taken into account in computing the Peer Performance Group Total Stockholder Return will be based on the equity security of the relevant corporation that is used in computing the Standard & Poor’s Industrials Index.

3.2. Calculation of External Performance Factor.

(a) Calculation of Total Stockholder Return. After the end of the Performance Period, the Subcommittee shall compute the Total Stockholder Return for the Corporation for such Period and shall compute and rank the Total Stockholder Return for each corporation in the Peer Performance Group. Each corporation’s Total Stockholder Return shall be ranked among the Total Stockholder Return for each other corporation in the Peer Performance Group on a percentile basis. Each such Total Shareholder Return shall be computed from data available to the public.

(b) Percentage Level of Target Award. Your External Performance Factor, expressed as a percentage, will be determined under this Section 3.2(b) (and 3.2(c) to the extent interpolation is necessary) based on the percentile ranking of the Corporation’s Total Stockholder Return for the Performance Period under the following chart –

Band	Percentile Ranking	External Performance Factor
One	75th or higher	200%
Two	60th	150%
Three	50th	100%
Four	40th	50%
Five	35th	25%
Six	Below 35th	0%

(c) External Performance Factor Interpolation. If the Corporation’s Total Stockholder Return puts the Corporation over the listed Percentile Ranking for the applicable Band (other than Band One) in Section 3.2(b), your External Performance Factor under Section 3.2(b) shall be interpolated on a linear basis.

Section 4. Internal Performance Factor.

4.1 General Components of Internal Performance Factor. The percentage of your Target Award which you shall be eligible to receive shall depend, in part, on the Corporation’s performance during the Performance Period as measured by the change in the Corporation’s ROIC during the Performance Period and by comparing the Corporation’s cumulative Cash Flow during the Performance Period to the projected cumulative Cash Flow of the Corporation as forecasted in the Corporation’s 2006 Long Range Plan.

(a) ROIC. For purposes of this Award Agreement, “ROIC” means return on invested capital calculated as (A) average annual (i) net income plus (ii) interest expense times one minus the highest marginal federal corporate tax rate (“Return”), divided by (B) the average quarter-end (beginning with the quarter-end immediately preceding the beginning of the Performance Period) (i) debt (including current maturities of long-term debt) plus (ii) stockholders’ equity plus the minimum pension liability determined at year-end as included in the Corporation’s Statement of Stockholder Equity (“Invested Capital”). Each component of ROIC and the calculation of any minimum pension liability shall be determined by the Subcommittee in accordance with generally accepted accounting principles in the United States and be based upon the comparable numbers reported on the Corporation’s audited consolidated financial statements or, if audited financial statements are not available for the date or period on which ROIC is being determined, the Subcommittee shall make its determination in a manner consistent with the historical practices used by the Corporation in determining the components of ROIC and minimum pension liability for purposes of reporting those items on its audited financial statements, as modified by this paragraph. Notwithstanding the foregoing, ROIC will be adjusted to exclude the impact of any change in accounting standards or adoption of any new accounting standards required under generally accepted accounting principals in the United States and that is reported in the Corporation’s filings with the Securities and Exchange Commission as having a material effect on the Corporation’s consolidated financial statements. The change in ROIC will be determined by comparing ROIC during the Performance Period to [ ] (ROIC for the fiscal year ending December 31, 2005), all determined in accordance with this Section 4.1(a).

(b) Cash Flow. For purposes of this Award Agreement, Cash Flow means net cash flow from operations but not taking into account: (i) the aggregate difference between the amount forecasted in the Corporation’s 2006 Long Range Plan to be contributed by the Corporation to the Corporation’s defined benefit pension plans during the Performance Period and the actual amounts contributed by the Corporation during the Performance Period; (ii) any tax payments or benefits during the Performance Period associated with the divestiture of business units. Cash Flow shall be determined by the Subcommittee based upon the comparable numbers reported on the Corporation’s audited consolidated financial statements or, if audited financial statements are not available for the period for which Cash Flow is being determined, the Subcommittee shall determine Cash Flow in a manner consistent with the historical practices used by the Corporation in determining net cash provided by operating activities as reported in its audited consolidated statement of cash flows, in either case as modified by this paragraph. The cumulative Cash Flow during the Performance Period will be expressed as a percentage of the cumulative Cash Flow of the Corporation as forecasted in the Corporation’s 2006 Long Range Plan for the Performance Period.

(c) Determination of Internal Performance Factor. At the end of the Performance Period, the Subcommittee will calculate your Internal Performance Factor Amount by finding the Cell on the following chart which corresponds to both the change in ROIC determined under Section 4.1(a) and the three-year cumulative Cash Flow percentage determined under Section 4.1(b).

(d) Interpolation of ROIC and Cash Flow Metrics. If (i) the cumulative Cash Flow percentage for the Performance Period is both more than 70% and less than 130% but falls between two of the Cumulative Cash Flow Percentage Bands in the above chart, or (ii) the change in ROIC for the Performance Period is both more than a decrease of 75 basis points and less than an increase of 100 basis points but falls between two of the Change in ROIC Bands in the above chart, the Internal Performance Factor will be interpolated on a linear basis.

Notwithstanding the foregoing, the Internal Performance Factor will be always be zero if the cumulative Cash Flow percentage for the Performance Period is less than 70%, or the change in ROIC for the Performance Period is a decrease of more than 75 basis points.

Section 5. Payment of Award: Potential Award, Mandatory Portion

5.1. Employment Requirement.

(a) General Rule. In order to be eligible to receive payment of any portion of your Potential Award as determined under Section 2.1(c), you must remain actively employed by the Corporation through the last day of the Performance Period. If your employment as an Employee terminates during the Performance Period, you shall forfeit your right to receive all or any part of your Potential Award.

(b) Exceptions. Notwithstanding Section 5.1(a), if the Subcommittee determines

(1) that your employment as an Employee terminated as a result of your death, “Divestiture”, “Disability” or “Retirement” or

(2) that the Corporation terminated your employment involuntarily as a result of a layoff,

you shall retain a fraction of your Potential Award. The numerator of such fraction shall equal the number of days in the Performance Period before your employment as an Employee terminated, and the denominator shall equal the total number of days in the Performance Period. The Subcommittee shall have complete and absolute discretion to make the determinations called for under this Section 5.1(b), and all such determinations shall be binding on you and on any person who claims all or any part of your Potential Award on your behalf as well as on the Corporation.

(c) Special Definitions. For purposes of this Award Agreement:

(1) Your employment as an Employee shall be treated as terminating because of a Disability on the date you become eligible for a benefit under the Corporation’s long-term disability plan in which you participate, or if you are not enrolled in a long-term disability plan, the date on which long-term disability benefits would commence under the plan under which you would have been covered, had you enrolled;

(2) Your employment as an Employee shall be treated as terminating as a result of Divestiture if the Corporation divests all or substantially all of a business operation of the Corporation and such divestiture results in the termination of your employment with the Corporation and a transfer of such employment to the other party in the divestiture. A divestiture shall mean a transaction which results in the transfer of control of the business operation to any person, corporation, association, partnership, joint venture, limited liability company or other business entity of which less than 50% of the voting stock or other equity interests are owned or controlled by the Corporation; and

(3) Your employment as an Employee shall be treated as terminating because of Retirement if (a) you participate in a defined benefit pension plan maintained by the Corporation, and your employment terminates on or after the date on which you satisfy the plan’s age and service requirements for commencing receipt of an early retirement benefit under the plan or (b) you do not participate in a defined benefit pension plan maintained by the Corporation, and your employment terminates after you reach age 55 and have completed five years of service.

5.2. Payment Rules.

(a) General Rule. If you are eligible to receive your Potential Award under Section 5.1(a), the Immediate Portion of your Potential Award shall be fully vested and shall be either paid in cash to you or deferred in accordance with Section 5.2(e). The Deferred Portion of your Potential Award shall remain subject to forfeiture and shall be governed by the provisions of Section 5.2(c).

(b) Immediate Portion. Subject to section 5.2(e), you shall have the right to receive the Immediate Portion of your Potential Award currently in cash as soon as practicable after the date on which the Subcommittee certifies in writing (for purposes of Section 162(m) of the Code) that your Target Award has become a Potential Award for the Performance Period, but in no event later than the March 15 next following the end of the Performance Period.

(c) Deferred Portion Subject to Forfeiture.

(1) Deferral and Forfeiture. If you are eligible to receive your Potential Award under Section 5.1(a), the payment of the Deferred Portion of your Potential Award shall be deferred through December 31, 2010, and paid as specified below. You shall forfeit your right to the payment of the Deferred Portion of your Potential Award if you do not remain actively employed by the Corporation through December 31, 2010.

(2) Phantom Stock Account. The Subcommittee shall establish a bookkeeping account (a “Phantom Stock Account”) on your behalf under this Section 5.2(c)(2) and shall credit such account with a number of units equal to the number of whole shares (and any fractional share) of the Corporation’s common stock which could have been purchased by the Deferred Portion of your Potential Award described in Section 5.2(c)(1) based on the closing price for a share of the Corporation’s common stock as reported on the New York Stock Exchange for the last trading day of the Performance Period, subject to the Subcommittee’s certification in writing (for purposes of Section 162(m) of the Code) that your Target Award has become a Potential Award for the Performance Period. Thereafter the Subcommittee shall make such credits or debits to the units previously credited to such account as the Subcommittee deems appropriate in light of any transaction described in Section 7(a) of the Plan (such as a stock split or stock dividend) or any cash dividends paid on the Corporation’s common stock, which dividends shall increase the number of units credited to such account as if such dividends had been reinvested in the Corporation’s common stock at the closing price of a share of the Corporation’s common stock as reported on The New York Stock Exchange for the last trading day of the quarter in which such dividend is declared by the Board of Directors.

(3) Payment. Unless you forfeit your right to the Deferred Portion of your Potential Award described in this Section 5.2(c), you shall have the right to receive the payment of the value of your Phantom Stock Account as determined as of December 31, 2010, as soon as practicable after December 31, 2010, but in no event later than March 15, 2011 (subject to section 5.2(e)). The amount payable under this Section 5.2(c) shall be determined by multiplying the number of units representing shares of phantom stock credited to your account under Section 5.2(c)(2) by the closing price for a share of the Corporation’s common stock as reported on the New York Stock Exchange for December 31, 2010, or, if it is not a trading day, on the last trading day before December 31, 2010.

(4) Special Payment Rule For Certain Terminated Employees. Notwithstanding Section 5.2(c)(1), if your employment terminates after the close of the Performance Period but prior to December 31, 2010, and the Subcommittee determines that your employment terminated under circumstances described in Sections 5.1(b)(1) or (2), then the Deferred Portion of your Potential Award described in this Section 5.2(c) shall be paid to you or, in the event of your death, to your designated beneficiary, in cash as soon as practicable following your termination of employment, but in no event later than March 15 of the year following your termination of employment(subject to Section 5.2(e)). The amount payable under this Section 5.2(c)(4) shall be determined by multiplying the number of units representing shares of phantom stock credited to your account under Section 5.2(c)(2) on the date your termination becomes effective by the closing price for a share of the Corporation’s common stock as reported on the New York Stock Exchange for the date on which your termination becomes effective, or if it is not a trading day, on the last trading day before that date. In the event of your death and you do not have a properly completed beneficiary designation form on file with the Office of the Corporate Secretary, your payment will be made to your estate.

(5) No Shareholder Rights. Units credited to your Phantom Stock Account are bookkeeping entries only and do not entitle you to any shares of the Corporation’s common stock or to any voting or other rights associated with shares of such stock.

(d) Special Rule. If you terminate employment during the Performance Period but are eligible to receive a portion of your Potential Award as a result of an exception under Section 5.1(b), payment of such portion of your Potential Award shall be in full satisfaction of all rights you have under this Award Agreement; in such circumstances, you will not be eligible for a payment of the Deferred Portion under Section 5.2(c) and no other amounts will be payable to you or on your behalf. The portion of your Potential Award payable to you following a termination of employment during the Performance Period under circumstances described in Section 5.1(b) shall be paid to you or, in the event of your death, to your designated beneficiary for the Award, in cash as soon as practicable after the Subcommittee certifies in writing (for purposes of Section 162(m) of the Code) that your Target Award has become a Potential Award for the Performance Period, but in no event later than March 15, 2009 (subject to section 5.2(e)). In the event of your death and you do not have a properly completed beneficiary designation form on file with the Office of the Corporate Secretary, your payment will be made to your estate.

(e) Further Deferral. You will be given an opportunity to elect to defer any amounts payable under Sections 5.2(b) and 5.2(d) of this Award Agreement and to further defer any amounts payable under Section 5.2(c)(3). Such election shall be irrevocable, shall be made in accordance with the terms of the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan and the requirements of Code section 409A, and shall be subject to such additional terms and conditions as are set by the Subcommittee. A deferral election form and the terms and conditions for any deferral will be furnished to you in due course.

5.3. Cutback. Any payment called for under Section 5.2(b) will be reduced to the extent that such payment together with payments attributable to any other Cash-Based Awards that are granted during 2006 as Performance Based Awards exceeds $5,000,000 and, further, any credit of phantom shares called for under Section 5.2(c)(2) shall be reduced to the extent that the number of phantom shares credited to you together with the number of shares of Stock and Share Units in respect of Share-Based Awards that are granted to you during 2006 as Performance Based Awards exceeds 1,000,000. To the extent that any payment called for under Section 5.2(b) would exceed the $5,000,000 limit and therefore must be reduced, the amount in excess of $5,000,000, shall be deferred and credited as phantom shares under Section 5.2(c)(2) unless such crediting would result in the crediting of phantom shares that would otherwise be prohibited by this Section 5.3. To the extent that any crediting called for under Section 5.2(c)(2) would exceed the 1,000,000 limit and therefore must be reduced, the units in excess of 1,000,000, shall not be credited and shall instead be paid in cash under Section 5.2(b) unless such payment would result in a payment that would otherwise be prohibited by this Section 5.3.

5.4. Withholding. Any payment made in respect of your Award will be subject to income tax withholding at the minimum rate prescribed by law. You may owe taxes in addition to the amount withheld and may request that tax be withheld from any payment at a greater rate. In addition, FICA tax will be withheld, as required under the law, when any portion of an award becomes vested for tax purposes prior to payment and shall reduce the amount of such Award. If prior to payment of the Immediate Portion, you become eligible for retirement, then any FICA tax due on your Deferred Portion will be withheld from the Immediate Portion. If you become retirement eligible following payment of the Immediate Portion, then FICA taxes will be withheld from your Deferred Portion.

Section 6. No Assignment – General Creditor Status.

You shall have no right to assign any interest you might have in all or any part of the Target Award or Potential Award which has been granted to you under this Award Agreement and any attempt to do so shall be null and void and shall have no force or effect whatsoever. Furthermore, all payments called for under this Award Agreement shall be made in cash from the Corporation’s general assets, and your right to payment from the Corporation’s general assets shall be the same as the right of a general and unsecured creditor of the Corporation.

Section 7. Plan.

This Award Agreement shall be subject to all of the terms and conditions set forth in the Plan.

Section 8. Change in Control.

8.1. Change in Control During Performance Period. If during the Performance Period, a Change in Control (as defined in Section 7 of the Plan) occurs, the Performance Period will terminate. Notwithstanding any deferral election or term of this Award Agreement to the contrary, a pro rata portion of your Award will be paid to you within 15 days of the Change in Control. The prorated portion will be the sum of (i) the result obtained by first multiplying your Target Award by the External Performance Factor calculated under Section 3.2(b), but determined as of the last day of the year immediately preceding the Change in Control, and then further multiplying that product by a fraction, the numerator of which is the number of whole calendar years of the Performance Period that were completed prior to the Change in Control and the denominator of which is three; and (ii) the product of your Target Award and a fraction, the numerator of which is the number of days preceding the Change in Control that occur in the calendar year in which the Change in Control occurs and the denominator of which is 1095.

8.2. Change in Control After Performance Period. If a Change in Control occurs after the end of the Performance Period but before December 31, 2010, notwithstanding any deferral election or term of this Award Agreement to the contrary, the Deferred Portion of your Potential Award described in Section 5.2(c) will be paid to you within 15 days of the Change in Control. The amount payable shall be determined by multiplying the number of units representing shares of phantom stock credited to your account under Section 5.2(c)(2) by the closing price for a share of the Corporation’s common stock as reported on the New York Stock Exchange for the date on which the Change in Control occurs, or if it is not a trading day, on the last trading day before that date.

8.3. Special Rule. Notwithstanding Section 8.1 or Section 8.2, if a payment in accordance with those provisions would result in a nonexempt short-swing transaction under Section 16(b) of the Securities Exchange Act of 1934, then the date of distribution to you shall be delayed until the earliest date upon which the distribution either would not result in a nonexempt short-swing transaction or would otherwise not result in liability under Section 16(b) of the Securities Exchange Act of 1934.

Section 9. Amendment and Termination.

As provided in Section 9 of the Plan, the Board of Directors may at any time amend, suspend or discontinue the Plan and the Subcommittee may at any time amend this Award Agreement. Notwithstanding the foregoing, no such action by the Board of Directors or the Subcommittee shall amend Sections 1, 2, 3, 4, or 5 in a manner adverse to you or reduce the amount payable hereunder in a material manner without your written consent. For this purpose, a change in the amount payable hereunder that occurs solely by reason of a change in the date or form of payment shall in no case be treated as a reduction prohibited by this Section 9. Thus, for example, if an amount payable by reason of Section 8 is delayed by an amendment to this Award Agreement or other action undertaken to comply with Section 409A of the Internal Revenue Code and the amount payable is reduced solely by reason of a corresponding delay in the date of valuation of a share of the Corporation’s common stock, such a change shall not be treated as a reduction prohibited by this Section 9. This Section 9 shall be construed and applied so as to permit the Subcommittee to amend this Award Agreement at any time in any manner reasonably necessary or appropriate in order to comply with the requirements of Code section 409A, including amendments regarding the timing and form of payments hereunder.

Section 10. No Right to an Award.

Your status as an Employee shall not be construed as a commitment that any one or more awards shall be made under the Plan to you or to Employees generally. Your status as a Participant shall not entitle you to any additional award.

Section 11. No Assurance of Employment.

Nothing contained in the Plan or in this Award Agreement shall confer upon you any right to continue in the employ or other service of the Corporation or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation to change your compensation or other benefits or to terminate your employment with or without cause.

Section 12. Conflict.

In the event of a conflict between this Award Agreement and the Plan, the Plan document shall control.

Section 13. Compliance with Section 409A of the Internal Revenue Code.

13.1. General Rule. Notwithstanding any other provision of this Award Agreement to the contrary, to the extent that this Award Agreement constitutes a nonqualified deferred compensation plan to which Code section 409A applies, payments under this Award Agreement shall be made at a time and in a manner that satisfies the requirements of Code section 409A and guidance of general applicability issued thereunder, including the provisions of 409A(a)(2)(B) to the extent distributions to any employee are required to be delayed six months.

13.2. Means of Satisfying Code Section 409A. If any payment that would otherwise be made under this Award Agreement is required to be delayed by reason of Section 13.1, such payment shall be made at the earliest date permitted by Code section 409A. The amount of any delayed payment shall be the amount that would have paid prior to the delay adjusted to include interest from the original payment date to the actual payment date, compounded monthly, at a rate equivalent to the then published rate for computing the present value of future benefits at the time cost is assignable under Cost Accounting Standard 415, Deferred Compensation, as determined by the Secretary of the Treasury on a semi-annual basis pursuant to Pub. L. 92-41, 85 Stat. 97.

Section 14. Execution.

You must execute one copy of this Award Agreement and return it to the Office of the Vice President of Compensation and Benefits (Mail Point 123) as soon as possible as a condition to the Award becoming effective. Your execution of this Award Agreement constitutes your consent to and acceptance of any action taken under the Plan consistent with its terms with respect to your Award. In order for this Award to be effective, you must execute and return this Award Agreement promptly.

By signing this Award Agreement, you consent to receive copies of the Prospectus applicable to this Award from the Corporation’s intranet site http://www.etrade.com/stockplans as well as to electronic delivery of the Corporation’s annual report on Form 10-k, annual proxy and quarterly reports on Form 10-Q. This consent can only be withdrawn by written notice to the Corporate Secretary, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

A pre-addressed envelope has been enclosed for your convenience to return with a copy of this Award Agreement, as acknowledged by you below.

Sincerely, Kenneth J. Disken Sr. Vice President, Human Resources
Enclosures

ACKNOWLEDGEMENT:

Signature	Date

Print or type name

Appendix A

Capitalized Terms

Award	2nd ¶
Band	§ 3.2(b)
Cash Flow	§ 4.1(b)
Cell	§ 4.1 (c)
Change of Control	IPA
Corporation	2nd ¶
Corporation	2nd ¶
Deferred Portion	§ 2.2
External Performance Amount	§ 2.1(a)
External Performance Factor	§ 3.1
Immediate Portion	§ 2.1(c)
Internal Performance Amount	§ 2.1(b)
Internal Performance Factor	§ 4.1
Peer Performance Group	§ 3.1
Percentile Ranking	§ 3.2(b)
Performance Period	§ 1
Phantom Stock Account	§ 5.2(c)(2)
Potential Award	§ 2.1(c)
ROIC	§ 4.1(a)
Share Units	IPA
Share-Based Awards	IPA
Stock	IPA
Target Award	2nd ¶, § 1
Total Stockholder Return	IPA